Exhibit 99.1

YUME REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Redwood City, Calif. – November 5, 2015 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and multi-platform expertise, today announced its financial results for the third quarter ended September 30, 2015. Financial highlights include:

●	Revenue of $38.9 million, compared to $43.0 million in the third quarter of 2014 (Q3 2014);
●	Adjusted EBITDA[1] loss of $2.8 million, compared to an adjusted EBITDA loss of $0.4 million in Q3 2014;
●	Net loss of $6.5 million, or $0.19 per diluted share, compared to a net loss of $3.0 million, or $0.09 per diluted share, in Q3 2014;
●	$65.5 million in cash, cash equivalents and marketable securities and no debt as of September 30, 2015.

“Our third quarter results included solid overall execution and sequential gross margin expansion, and we are on schedule to complete our programmatic rollout by the end of the year,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “With the fourth quarter launch of our YuMe for Publishers sell-side platform, we believe we will have a unique, independent solution for the video marketplace across both programmatic and direct channels.”

Customer highlights include:

●	571 advertising customers for the third quarter of 2015, an increase of 20% from 474 in Q3 2014;
●	1,030 advertising customers for the twelve month period ended September 30, 2015, an increase of 28% from 807 for the twelve month period ended September 30, 2014.

Highlights for advertising customers accounting for a minimum of $100,000 in trailing twelve-month revenue include:

●	300 advertising customers, an increase of 13% from 266 for the twelve month period ended September 30, 2014;
●	Average revenue per advertising customer of $526,000, a decrease of 8% from $570,000 for the twelve month period ended September 30, 2014.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the fourth quarter of 2015:

Q4 2015
Revenue	$46.0 - $52.0 million
Adjusted EBITDA	$2.2 - $5.2 million

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Thursday, November 12 at (855) 859-2056 or (404) 537-3406. (Conference ID: 59259313). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.YuMe, YuMe for Publishers and YFP are trademarks of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include competitive trends in a dynamic market, our history of net losses and limited operating history which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of September 30, 2015	As of December 31, 2014
Assets		(1)
Current assets:
Cash and cash equivalents	$22,973	$38,059
Restricted cash	292	—
Marketable securities	25,490	26,158
Accounts receivable, net	49,388	68,441
Prepaid expenses and other current assets	4,079	3,642
Total current assets	102,222	136,300
Marketable securities, long-term	17,021	2,428
Property, equipment and software, net	12,011	10,407
Goodwill	3,902	3,902
Intangible assets, net	826	1,329
Restricted cash, non-current	—	292
Deposits and other assets	441	384
Total assets	$136,423	$155,042

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,325	$11,692
Accrued digital media property owner costs	15,987	18,277
Accrued liabilities	12,744	16,338
Deferred revenue	223	198
Capital leases	—	41
Total current liabilities	37,279	46,546
Other long-term liabilities	87	117
Deferred tax liability	252	431
Total liabilities	37,618	47,094

Stockholders’ equity:
Common stock	34	33
Additional paid-in-capital	147,737	138,497
Accumulated deficit	(48,787)	(30,422)
Accumulated other comprehensive loss	(179)	(160)
Total stockholders’ equity	98,805	107,948
Total liabilities and stockholders’ equity	$136,423	$155,042

(1) The condensed consolidated balance sheet as of December 31, 2014 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$38,870	$42,993	$119,418	$120,671
Cost of revenue(1)	21,470	22,674	66,172	63,535
Gross profit	17,400	20,319	53,246	57,136
Operating expenses:
Sales and marketing(1)	14,888	16,353	45,423	47,673
Research and development(1)	2,961	1,582	8,104	4,027
General and administrative(1)	5,901	5,332	17,772	15,629
Total operating expenses	23,750	23,267	71,299	67,329
Loss from operations	(6,350)	(2,948)	(18,053)	(10,193)
Interest and other expense, net
Interest expense	(3)	(2)	(6)	(8)
Other expense, net	(137)	(345)	(136)	(531)
Total interest and other expense, net	(140)	(347)	(142)	(539)
Loss before income taxes	(6,490)	(3,295)	(18,195)	(10,732)
Income tax benefit (expense)	(44)	267	(170)	75
Net loss	$(6,534)	$(3,028)	$(18,365)	$(10,657)

Net loss per share:
Basic	$(0.19)	$(0.09)	$(0.55)	$(0.33)
Diluted	$(0.19)	$(0.09)	$(0.55)	$(0.33)
Weighted-average shares used to compute net loss per share:
Basic	34,071	32,788	33,626	32,436
Diluted	34,071	32,788	33,626	32,436

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cost of revenue	$64	$98	$245	$245
Sales and marketing	729	794	2,655	2,022
Research and development	299	158	819	351
General and administrative	1,032	635	3,015	1,551
Total stock-based compensation	$2,124	$1,685	$6,734	$4,169

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(6,534)	$(3,028)	$(18,365)	$(10,657)
Adjustments:
Interest expense	3	2	6	8
Income tax (benefit) expense	44	(267)	170	(75)
Depreciation and amortization expense	1,567	1,159	4,294	3,369
Stock-based compensation expense	2,124	1,685	6,734	4,169
Total Adjustments	3,738	2,579	11,204	7,471
Adjusted EBITDA	$(2,796)	$(449)	$(7,161)	$(3,186)